Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the following registration statements on Forms S-3, S-4 and S-8 of IKON Office Solutions, Inc. of our report dated December 14, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

REGISTRATION NUMBER	FILING DATE	DESCRIPTION

2-66880	March 10, 1980	IKON Office Solutions, Inc. 1980
Deferred Compensation Plan

2-75296	December 11, 1982	IKON Office Solutions, Inc. 1982
Deferred Compensation Plan

33-00120	September 6, 1985	IKON Office Solutions, Inc. 1985
Deferred Compensation Plan

33-26732	January 27, 1989	IKON Office Solutions, Inc. Non
Employee Directors’ Stock Option
Plan (formerly 1989 Directors’
Stock Option Plan)

33-36745	September 10, 1990	IKON Office Solutions, Inc. 1991
Deferred Compensation Plan

33-38193	December 10, 1990	IKON Office Solutions, Inc. 1986
Stock Option Plan

33-54781	July 28, 1994	IKON Office Solutions, Inc. Stock
Award Plan

33-56469	November 15, 1994	IKON Office Solutions, Inc. 1995
Stock Option Plan

33-56471	November 15, 1994	IKON Office Solutions, Inc. Long
Term Incentive Compensation Plan

33-64177	November 14, 1995	IKON Office Solutions, Inc.
$750,000,000 Debt Securities,
Preferred Stock of Common Stock

333-24931	April 10, 1997	IKON Office Solutions,
Inc. 10,000,000 Shares of Common
Stock

333-47783	March 11, 1998	IKON Office Solutions, Inc. Stock
Award Plan

333-40108	June 26, 2000	IKON Office Solutions, Inc. 2000
Non-Employee Directors’
Compensation Plan

333-40108	June 26, 2000	IKON Office Solutions, Inc. 2000
Executive Incentive Plan

333-40108	June 26, 2000	IKON Office Solutions, Inc. 2000
Employee Stock Option Plan

33-55096	June 26, 2000	1993 Stock Option Plan for Non-
Employee Directors

333-51134	December 1, 2000	IKON Office Solutions, Inc.
Retirement Savings Plan

333-69638	September 19, 2001	IKON Office Solutions, Inc. 2000
Employee Stock Option Plan

333-69648	September 19, 2001	IKON Office Solutions, Inc.
Retirement Savings Plan

/s/ PricewaterhouseCoopers LLP
Philadelphia, PA
December 21, 2001